EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS
~Reports Record Services Revenue; Q4 GAAP EPS increases 21%;
Q4 Adjusted EPS increases 27%; 2018 Net Income up 32%~

ST. LOUIS (Feb. 26, 2019) - Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), the leading digital transformation consulting firm serving Global 2000® and other large enterprise customers throughout North America, today reported its financial results for the quarter and year ended December 31, 2018.

Financial Highlights

For the quarter ended December 31, 2018:

•	Services revenue increased 11% to $130.0 million from $117.4 million in the fourth quarter of 2017;

•
Total revenue decreased to $131.7 million from $133.5 million in the fourth quarter of 2017 primarily as a result of the net presentation of third party software and hardware sales upon adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers in 2018;

•	Net income increased 16% to $7.5 million from $6.4 million in the fourth quarter of 2017;

•	GAAP earnings per share results on a fully diluted basis increased 21% to $0.23 from $0.19 in the fourth quarter of 2017;

•
Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 27% to $0.47 from $0.37 in the fourth quarter of 2017; and

•	EBITDAS (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased to $21.7 million from $20.7 million in the fourth quarter of 2017.

For the year ended December 31, 2018:

•	Services revenue increased 11% to $494.0 million from $446.6 million for 2017;

•	Total revenue increased to $498.4 million from $485.3 million for 2017;

•	Net income increased 32% to $24.6 million from $18.6 million for 2017;

•	GAAP earnings per share results on a fully diluted basis increased 33% to $0.73 from $0.55 for 2017;

•	Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 29% to $1.59 from $1.23 for 2017; and

•	EBITDAS (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased to $76.5 million from $70.8 million for 2017.

“Perficient fired on all cylinders during the fourth quarter, delivering strong margins and profitability that exceeded our forecast,” said Jeffrey Davis, chairman and CEO. “That momentum has carried into the first quarter of 2019. Bookings are solid, the pipeline is the largest it has ever been and the key performance indicators we monitor are all trending in the right direction. I've never been more excited about what we're building at Perficient.”

Other Highlights

Among other recent achievements, Perficient:

•
Was named IBM’s 2019 Watson Commerce Business Partner of the Year, which recognizes Perficient’s ongoing growth and relationships with key customers, and thought leadership around the IBM Watson Customer Engagement Commerce platform;

•	Was named North America Partner of the Year by MicroStrategy® Incorporated, recognizing Perficient for its demonstrated collaboration and investment within its MicroStrategy solution partnership;

•
Announced that its agency Perficient Digital was cited as a “large, established player” in Forrester Research’s report “B2B Marketing Agencies, North America, Q1 2019,” which recognized Perficient Digital for its eCommerce, customer experience design, martech management, and operations capabilities, as well as expertise across 11 emerging technologies; and

•
Added new customer relationships and follow-on projects with such leading companies as Ameren, AutoWeb, Bunzl, DTE Energy, Express-Scripts, Florida Blue, Fluor, Ford Motor Company, Graybar, Guitar Center, Mastercard, Meridian Health, NRG/Reliant Energy, Owens Corning, Prosource, Sally Beauty, and Symantec.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its first quarter 2019 revenue to be in the range of $129 million to $133 million. First quarter GAAP earnings per share is expected to be in the range of $0.15 to $0.18. First quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.38 to $0.41.

Perficient is issuing its full year 2019 revenue guidance range of $515 million to $545 million, its 2019 GAAP earnings per share guidance of $0.74 to $0.86 and 2019 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) range of $1.65 to $1.77.

Conference Call Details

Perficient will host a conference call regarding fourth quarter 2018 financial results today at 11 a.m. Eastern.

WHAT: Perficient Reports Fourth Quarter and Full-Year 2018 Results
WHEN: Tuesday, February 26, 2019, at 11 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 6796879
REPLAY TIMES: Tuesday, February 26, 2019, at 2 p.m. Eastern, through Tuesday, March 5, 2019, at 2 p.m. Eastern
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 6796879

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient’s professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Adobe Premier Partner, Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Advanced Pivotal Ready Partner, a Gold Salesforce Consulting Partner, and a Sitecore Platinum Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2019. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K, and the following:

(1)   the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)   the impact of the general economy and economic and political uncertainty on our business;
(3) risks associated with potential changes to federal, state, local and foreign laws, regulations, and policies;
(4)   risks associated with the operation of our business generally, including:
a. client demand for our services and solutions;
b. maintaining a balance of our supply of skills and resources with client demand;

c. effectively competing in a highly competitive market;
d. protecting our clients’ and our data and information;
e. risks from international operations including fluctuations in exchange rates;
f. changes to immigration policies;
g. obtaining favorable pricing to reflect services provided;
h. adapting to changes in technologies and offerings;
i. risk of loss of one or more significant software vendors;
j. making appropriate estimates and assumptions in connection with preparing our consolidated financial statements;
k. maintaining effective internal controls; and
l. changes to tax levels, audits, investigations, tax laws or their interpretation;
(5)   risks associated with managing growth organically and through acquisitions;
(6)   risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(7) legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(8)   the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues
Services	$130,015	$117,427	$494,001	$446,619
Software and hardware	1,687	16,051	4,374	38,642
Total revenues	131,702	133,478	498,375	485,261

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	80,175	74,222	313,602	285,034
Software and hardware costs	—	14,435	—	33,295
Stock compensation	1,651	1,373	6,229	5,419
Total cost of revenues	81,826	90,030	319,831	323,748

Selling, general and administrative	29,876	26,907	108,294	98,885
Stock compensation	2,663	2,401	10,190	9,307
Total selling, general and administrative	32,539	29,308	118,484	108,192

Depreciation	1,015	1,135	4,072	4,722
Amortization	4,327	3,927	16,356	15,025
Acquisition costs	535	76	1,872	1,359
Adjustment to fair value of contingent consideration	59	4,063	1,816	3,235
Income from operations	11,401	4,939	35,944	28,980

Net interest expense	1,842	394	3,560	1,838
Net other (income) expense	(32)	83	12	(1)
Income before income taxes	9,591	4,462	32,372	27,143
Income tax provision (benefit)	2,114	(1,974)	7,813	8,562
Net income	$7,477	$6,436	$24,559	$18,581

Basic net income per share	$0.24	$0.20	$0.76	$0.56
Diluted net income per share	$0.23	$0.19	$0.73	$0.55

Shares used in computing basic net income per share	31,498	32,777	32,415	33,016
Shares used in computing diluted net income per share	32,402	33,923	33,502	34,066

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$44,984	$6,307
Accounts receivable, net	122,446	112,194
Prepaid expenses	4,663	4,470
Other current assets	5,711	6,237
Total current assets	177,804	129,208
Property and equipment, net	6,677	7,145
Goodwill	327,992	305,238
Intangible assets, net	48,092	51,066
Other non-current assets	9,979	6,403
Total assets	$570,544	$499,060
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,437	$23,196
Other current liabilities	50,386	38,077
Total current liabilities	74,823	61,273
Long-term debt, net	120,067	55,000
Other non-current liabilities	21,970	16,436
Total liabilities	216,860	132,709
Stockholders' equity:
Preferred stock	—	—
Common stock	48	47
Additional paid-in capital	437,250	403,906
Accumulated other comprehensive loss	(2,588)	(1,822)
Treasury stock	(233,676)	(163,871)
Retained earnings	152,650	128,091
Total stockholders' equity	353,684	366,351
Total liabilities and stockholders' equity	$570,544	$499,060

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs, adjustment to fair value of contingent consideration and tax-related bonus), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “Notes”) in a private placement to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, Perficient bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discount is being amortized to interest expense over the period from the issuance date through the contractual maturity date of September 15, 2023. Issuance costs related to the Notes were allocated pro rata based on the relative fair values of the liability and equity components. Issuance costs attributable to the liability component of the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Write-off of Unamortized Credit Facility Fees
Perficient entered into a new credit agreement during the second quarter of 2017. In connection with the new agreement, Perficient wrote off unamortized credit facility fees associated with the former credit agreement. Perficient believes that excluding this non-cash write-off from its non-GAAP financial measures is useful to investors because the expense is infrequent and not reflective of the company’s business performance.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

2017 Tax Act
The Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) was signed into law on December 22, 2017. The law included significant changes to the U.S. corporate income tax system, including a federal corporate rate reduction from 35% to 21%, limitations on the deductibility of interest expense and executive compensation, and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system. The majority of the provisions had an impact on Perficient beginning in fiscal year 2018. However, there were certain transitional impacts of the 2017 Tax Act which affected Perficient’s tax provision during the fourth quarter of 2017, including a one-time repatriation tax on deemed repatriation of historical earnings of foreign subsidiaries, an adjustment of U.S. deferred tax assets and liabilities to the lower federal base rate of 21%, and changes to the net tax cost of certain China dividends repatriated during 2017. Perficient believes that excluding this transitional adjustment from its non-GAAP financial measures is useful to investors because this adjustment is infrequent and can cause comparison of current and historical financial results to be difficult.

Tax-Related Bonus
During the fourth quarter of 2017, Perficient’s Compensation Committee of the Board of Directors approved the payment of supplemental bonuses in the aggregate amount of $2.8 million to employees of Perficient that were eligible to participate under Perficient’s Discretionary Bonus Plan as a result of the one-time benefit Perficient received under the 2017 Tax Act. Perficient believes that excluding this expense from its non-GAAP financial measures is useful to investors because this incremental bonus is directly related to the favorable transitional adjustment under the 2017 Tax Act rather than Perficient’s business performance.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Net Income	$7,477	$6,436	$24,559	$18,581
Adjustments:
Income tax provision (benefit)	2,114	(1,974)	7,813	8,562
Amortization	4,327	3,927	16,356	15,025
Acquisition costs	535	76	1,872	1,359
Adjustment to fair value of contingent consideration	59	4,063	1,816	3,235
Amortization of debt discounts and issuance costs	1,135	—	1,435	—
Write-off of unamortized credit facility fees	—	—	—	246
Stock compensation	4,314	3,774	16,419	14,726
Tax-related bonus	—	2,800	—	2,800
Adjusted Net Income Before Tax	19,961	19,102	70,270	64,534
Adjusted income tax (1)	4,851	6,552	17,005	22,651
Adjusted Net Income	$15,110	$12,550	$53,265	$41,883

GAAP Earnings Per Share (diluted)	$0.23	$0.19	$0.73	$0.55
Adjusted Earnings Per Share (diluted)	$0.47	$0.37	$1.59	$1.23
Shares used in computing GAAP and Adjusted Earnings Per Share (diluted)	32,402	33,923	33,502	34,066

(1) The estimated adjusted effective tax rate of 24.3% and 34.3% for the three months ended December 31, 2018 and 2017, respectively, and 24.2% and 35.1% for the year ended December 31, 2018 and 2017, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes. The estimated adjusted effective tax rate for the three and twelve months ended December 31, 2017 excludes the transitional impact of the 2017 Tax Act.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Net Income	$7,477	$6,436	$24,559	$18,581
Adjustments:
Income tax provision (benefit)	2,114	(1,974)	7,813	8,562
Net interest expense	1,842	394	3,560	1,838
Net other (income) expense	(32)	83	12	(1)
Depreciation	1,015	1,135	4,072	4,722
Amortization	4,327	3,927	16,356	15,025
Acquisition costs	535	76	1,872	1,359
Adjustment to fair value of contingent consideration	59	4,063	1,816	3,235
Stock compensation	4,314	3,774	16,419	14,726
Tax-related bonus	—	2,800	—	2,800
EBITDAS (1)	$21,651	$20,714	$76,479	$70,847

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)

	Q1 2019		Full Year 2019
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.15	$0.18	$0.74	$0.86
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.31	0.31	1.21	1.21
Tax effect of reconciling items	(0.08)	(0.08)	(0.30)	(0.30)
Adjusted EPS	$0.38	$0.41	$1.65	$1.77

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discount and issuance costs, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by fully diluted shares. Perficient currently expects both its Q1 2019 and full year 2019 GAAP effective income tax rate to be approximately 24%.